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                                                                  EXHIBIT 10-f-5

                        AMENDMENT TO EMPLOYMENT AGREEMENT

                  (Active Employment beyond February 25, 2003)

This AMENDMENT, dated as of December 2, 2002 (the "Amendment"), is entered into by and between Conexant Systems, Inc., a Delaware corporation ("Conexant"), and Moiz Beguwala, an individual (the "Executive").

                                    RECITALS

         A. WHEREAS, Conexant, and the Executive entered into an employment agreement, dated February 25, 2002, with exhibits (the "Employment Agreement").

         B. WHEREAS, the Employment Agreement contemplates that the Executive will remain on active employee through February 25, 2003, and then be placed on an unpaid leave of absence from February 26, 2003 through February 25, 2004.

         C. WHEREAS, Conexant, and the Executive desire to amend the Employment Agreement to provide for an extended period of paid active employment.

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants set forth in this Amendment, Conexant, and the Executive agree as follows:

         1. Section 1(a) of the Employment Agreement is hereby amended and restated in its entirely as follows:

                  (a) Term. The term of employment shall commence on the date of this Agreement and end on February 25, 2004 ("Employment Period"), unless earlier terminated as set forth herein. During this Employment Period, Executive shall be an active employee from the date of this Agreement until a mutually agreed upon date between February 26, 2003 and February 25, 2004. If active employment ends prior to February 25, 2004, Executive and the Company agree that Executive shall be placed on an unpaid leave of absence until February 25, 2004. At the close of business on February 25, 2004, Executive shall retire from Conexant.

                  (b) Duties and Responsibilities. The Executive will continue to serve as Senior Vice President and General Manager, Wireless Communications until the spin-off of the Wireless Communication
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                           business and the merger thereof with Alpha
                           Industries, Inc. ("Alpha"). Executive will be reporting to the Chief Executive Officer of the Company ("CEO"). The Executive shall have each and all of the duties and responsibilities of that position and such other or different duties on behalf of the Company, as may be assigned from time to time by the CEO. In addition, upon the closing of the Wireless Communication merger with Alpha, Executive agrees to

                  (i) be one of the Company's designees to become a member of the Board of Directors of Alpha with a term of two years;

                  (ii) provide services to Alpha, consistent with the Executive's experience and most recent scope of responsibilities, to assist in leading the integration of Wireless Communication into Alpha. The parties contemplate that such services would be part of the Transition Services Agreement between the Company and Alpha;

                  (iii) provide services to Conexant, consistent with the Executive's experience, to research and evaluate business development opportunities and the development of international business operations in selected countries.

         2. Section 1(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

                  (a) VERP. Commencing on October 1, 2002, the company shall take all steps reasonably available to it to ensure that Executive shall be eligible to draw a combined monthly "Rockwell Pension" (also known as the Rockwell Vested Terminated Pension Benefit) and Conexant Systems, Inc. Voluntary Early Retirement Program ("VERP") benefit of $10,439.93, until he reaches age 62, and $10,070.93 thereafter for the term of these benefits. The combined Rockwell pension and VERP benefit amounts shall be payable to Executive in parallel with and in addition to this Base Salary. Executive will remain on active employee health care benefit coverage until February 25, 2004 at which time he and his eligible dependents will be covered by the Conexant Retiree Medical Plan.

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IN WITNESS WHEREOF, Conexant, and the Executive have executed this Amendment as of the day and year first written above.

CONEXANT SYSTEMS, INC.


By:    /s/ Brad Yates                                Date: December 2, 2002
   --------------------------------
         Brad Yates
         Senior Vice President
         Human Resources





    /s/ Moiz Beguwala                                Date: December 2, 2002
   --------------------------------
         Moiz Beguwala